                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Section 240.14a-11(C) or Section 240.14a-12
                                 PRT GROUP INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                                      N/A
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required

     [ ] $125 per Exchange Act Rules O-11(c)(1)(ii), 14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
O-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously by written preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule O-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

--------------------------------------------------------------------------------

     (1) Amount previously paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

[PRT Logo]

Douglas K. Mellinger
Chairman of the Board and
Chief Executive Officer

                                                                  March 19, 1999

Dear PRT Stockholder:

     On behalf of your Board of Directors and your management, I cordially invite you to attend the 1999 Annual Meeting of Stockholders of PRT Group Inc. The meeting will be held on Monday, May 3, 1999 at 9:00 a.m. local time, at The Roosevelt Hotel, Madison Avenue at 45th Street, York Suite, 2nd Floor, New York, New York 10017.

     Enclosed are the Notice of Meeting and Proxy Statement relating to the annual meeting, along with the 1998 Annual Report to Stockholders on Form 10K. Information regarding the matters to be voted upon at the meeting is set forth in the Notice of Meeting and Proxy Statement.

     Your vote is important to us. Whether or not you plan to attend the meeting, please complete and return the attached proxy card in the enclosed envelope. Please note that your completed proxy will not prevent you from attending the meeting and voting in person should you so choose.

     We look forward to seeing you at the meeting.

                                          Sincerely,
                                          /s/ Douglas Mellinger
                                          Douglas K. Mellinger

                                   [PRT Logo]

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 3, 1999

To the Stockholders of
PRT Group Inc.:

     The Annual Meeting of Stockholders of PRT Group Inc. ("PRT" or the "Company") will be held at The Roosevelt Hotel, Madison Avenue at 45th Street, York Suite, 2nd Floor, New York, New York 10017 on May 3, 1999 at 9:00 a.m. local time, for the following purposes:

          1. To elect three directors for a three-year term as described in the accompanying proxy materials;

          2. To ratify the appointment of Ernst & Young LLP as auditors to audit the accounts of the Company for 1999; and

          3. To consider and act upon such other business as may properly come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on March 19, 1999 are entitled to vote at the meeting. A complete list of those stockholders will be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours at the principal executive offices of PRT Group Inc., 342 Madison Avenue, 11th Floor, New York, NY 10173, for a period of 10 days prior to the meeting.

     Your attention is directed to the accompanying Proxy Statement and proxy.

     WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE MARK, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED FOR MAILING IN THE UNITED STATES.

                                          By order of the Board of Directors
                                          /s/ Gregory S. Mellinger

                                          Gregory S. Mellinger
                                          Secretary

March 19, 1999

                                   [PRT Logo]

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD ON MAY 3, 1999

     The enclosed proxy is solicited by the Board of Directors of PRT Group Inc. ("PRT") to be voted at the annual meeting of stockholders to be held on May 3, 1999, or any adjournments thereof (the "Annual Meeting"). A stockholder returning a proxy may revoke it at any time prior to the voting at the Annual Meeting. A proxy returned by a stockholder which is not subsequently revoked will be voted in accordance with the instructions indicated thereon. If no instructions are indicated on a returned and duly executed proxy, the shares represented by the proxy will be voted FOR the election of the three nominees for director proposed by the Board of Directors and set forth herein, FOR the ratification of the appointment of Ernst & Young LLP as the independent public accountants of PRT for 1999, and in accordance with the judgment of the persons named in the proxy as to such other matters as may properly come before the Annual Meeting.

     Only stockholders of record at the close of business on March 19, 1998 are entitled to notice of and to vote at the Annual Meeting. As of March 19, 1999, there were 18,245,571 shares of PRT common stock, par value $.001 per share ("Common Stock"), outstanding and entitled to vote at the Annual Meeting, each such share entitled to cast one vote. The holders of a majority of the shares outstanding and entitled to vote, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. With the exception of the election of directors which requires a plurality of the votes cast, the affirmative vote of a majority of the votes cast at the meeting is required for each item set forth in the Notice of Annual Meeting. Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present at the meeting. For the purpose of determining whether a proposal (except for the election of directors) has received a majority vote, abstentions will be included in the vote totals with the result that an abstention will have the same effect as a negative vote. In instances where brokers are prohibited from exercising discretionary authority for beneficial owners who have not returned a proxy (broker non-votes), those shares will not be included in the vote totals and, therefore, will have no effect on the vote.

     The cost of soliciting proxies will be borne by PRT. In addition to solicitation by mail, employees of PRT, without extra remuneration, may solicit proxies in person or by telephone. ChaseMellon Shareholder Services, L.L.C. has been retained by PRT to assist in the solicitation of proxies for a fee of $3,500 plus reimbursement of expenses. PRT may also reimburse brokerage firms, nominees, custodians and fiduciaries for their out-of-pocket expenses for forwarding proxy materials to beneficial owners and seeking instruction with respect thereto.

     This Proxy Statement and the enclosed form of proxy are being mailed on or about March 31, 1999 to stockholders entitled to notice of, and to vote at, the Annual Meeting. The mailing address of PRT's principal executive offices is 342 Madison Avenue, 11th Floor, New York, New York 10173.

                             ELECTION OF DIRECTORS

     PRT's Certificate of Incorporation provides for three classes of directors to be as nearly equal in number as possible, with each class serving a three year term and with one class being elected each year. Currently, the Board of Directors is comprised of nine members. The three Class II directors whose terms expire at the 1999 Annual Meeting are Gregory S. Mellinger, Esther Dyson and Michael Enthoven. The Board of Directors has nominated Messrs. Mellinger, Enthoven and Ms. Dyson for re-election as Class II directors. The terms of these directors, if elected, will expire at the Annual Meeting of Stockholders in 2002, or at such times as their successors are elected and qualified. Other directors will continue in office until the expiration of the terms of their classes at the 1999 or 2000 Annual Meeting of Stockholders, as the case may be.

     In the event that any of the nominees for director should become unavailable for nomination or election, the persons designated as proxies will have full discretion to cast votes for another person designated by the

Board of Directors, unless the Board of Directors reduces the number of directors. If properly executed and timely returned, the accompanying proxy will be voted FOR the election of the three nominees set forth below.

     Certain information as of March 12, 1999 with respect to the nominees for directors and as to each current director in the classes continuing in office is shown below.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                       EACH OF THE NOMINEES FOR DIRECTOR.

NOMINEES FOR DIRECTORS FOR THREE-YEAR TERM EXPIRING IN 2002

Gregory S. Mellinger, 32

     Gregory S. Mellinger is President of PRT's Professional Services Group. During his tenure at PRT, Mr. Mellinger has managed the company's Corporate Development, Operations, and Sales activities. He has been a Director of PRT since 1995 and an employee since 1992. Prior to working with PRT, Mr. Mellinger was an Officer in the United States Army. Mr. Mellinger graduated from the United States Military Academy at West Point in 1989 with a B.A. in History.

Esther Dyson, 47

     Esther Dyson has been a Director of PRT since September 1997. Ms. Dyson is Chairman, Chairman and co-owner of EDventure Holdings Inc., a company focused on worldwide information technology. She has been Chairman of EDventure since 1983. Ms. Dyson is the editor of Release 1.0, a technology industry publication published by EDventure, and is the author of the book "Release 2.0: A Design for Living in the Digital Age". Ms. Dyson is a director of several publicly and privately held IT companies in the United States and Europe, including Thinking Tools, Inc., Graphisoft, Scala Business Solutions, and Cygnus Solutions. Ms. Dyson graduated from Harvard University in 1972 with an A.B. in Economics.

Michael Enthoven, 47

     Michael Enthoven has been a Director of PRT since July 1997. Mr. Enthoven retired from J.P. Morgan & Co. in June 1998. Prior to that time, he has served as the Chairman of J.P. Morgan's Plan Sponsor Group and as J.P. Morgan's Head of Global Technology and Operations from November 1992 to May 1997 and as Chairman of J.P. Morgan's Operating Risk Committee from July 1995 to May 1997. From June 1991 to November 1992, he served as the co-head of J.P. Morgan's Global Markets Group. Mr. Enthoven graduated from Leyden University in The Netherlands in 1974 with a degree in Law.

MEMBERS OF BOARD OF DIRECTORS CONTINUING IN OFFICE

CLASS I
TERM EXPIRING IN 2001

Douglas K. Mellinger, 34

     Douglas K. Mellinger has been Chairman and Chief Executive Officer of PRT since 1989 and was President of PRT from September 1997 to February, 1998. Mr. Mellinger founded PRT Corp. of America, PRT's predecessor company, in August of 1989. Prior to starting PRT, Mr. Mellinger was the National and International Director of the Association of Collegiate Entrepreneurs. Mr. Mellinger is the past International President of the Young Entrepreneurs' Organization and a member of the Young Presidents' Organization. Mr. Mellinger graduated from Syracuse University in 1988 with a B.S. in Entrepreneurial Science.

Jack L. Rivkin, 58

     Jack L. Rivkin has been a Director of PRT since November 1996 and has been a Senior Vice President of the Investment Group of Travelers Group Inc. ("Travelers"), since October 1995. He is also a director and member of the Investment Committee of Greenwich Street Capital Partners Inc., an affiliate of Travelers which manages private investment funds engaged in merchant banking-type activities. He was Vice Chairman and Director of Global Research at Smith Barney from March 1993 to October 1995. Prior to joining Travelers in 1993, Mr. Rivkin was Director of the Equities Division and Director of Research of Lehman Brothers from 1987 to 1992. From 1984 to 1987, Mr. Rivkin was President of PaineWebber Capital, Inc., the merchant banking arm of PaineWebber Group, and Chairman of Mitchell Hutchins Asset Management. He is a director of a number of private venture companies in which Travelers has an investment. He is also a director of HumaScan Inc., a medical device company, and 24/7 Media. Mr. Rivkin graduated with distinction from the Harvard University Graduate School of Business Administration in 1968 with an M.B.A. and the Colorado School of Mines in 1962 with a degree in Metallurgical Engineering.

Isaac Shapiro, 67

     Isaac Shapiro has been a Director of PRT since July 1991 and is a member of Skadden, Arps, Slate, Meagher & Flom LLP. He is also an Adjunct Professor of Law and Director of Russian Legal Studies at Columbia Law School. Mr. Shapiro has been with Skadden, Arps since April 1986. From 1956 to 1985 Mr. Shapiro practiced law with the New York Law Firm of Milbank, Tweed, Hadley & McCloy. Mr. Shapiro is also a director of The Bank of Tokyo-Mitsubishi Trust Company. Mr. Shapiro graduated from Columbia University School of Law in 1956 with an LL.B. and Columbia College in 1954 with an A.B.

CLASS II
TERM EXPIRING IN 2000

Robert. P. Forlenza, 42

     Robert P. Forlenza has been a Director of PRT since November 1996. Since 1995, Mr. Forlenza has also served as Vice President of Tudor Investment Corporation and Managing Director of the Tudor Private Equity Group. Prior to joining Tudor, Mr. Forlenza was a Vice President at Carlisle Capital Corporation from 1989 to 1994. Mr. Forlenza graduated from Harvard University Graduate School of Business Administration in 1982 with an M.B.A. and from Washington and Lee University in 1978 with a B.S. in Business Administration and Accounting.

Craig D. Goldman, 54

     Craig D. Goldman has been a Director of PRT since October 1996. He is also President and Chief Executive Officer of Cyber Consulting Services Corporation ("Cyber"). Before starting Cyber, Mr. Goldman worked from 1985 to 1996 at Chase Manhattan Bank, N.A. where he was named Chief Information Officer in 1991. Mr. Goldman also held senior technology and operations positions supporting Chase's corporate finance, institutional leasing, real estate and securities businesses. From 1983 to 1985, Mr. Goldman was Senior Vice President of Data Systems and Communications at the American Plan Insurance holding company. Mr. Goldman is a member of the technology advisory boards of Lotus Development Corp., Platinum Technology and Intel Corporation.

Irwin J. Sitkin, 68

     Irwin J. Sitkin has been a Director of PRT since July 1990. In 1989 he retired as Vice President, Corporate Administration of Aetna Life and Casualty after thirty five years with the company. Since retiring, Mr. Sitkin has been a consultant to, among others, Unisys, Memorex, Telex Corporation, Amdahl Corporation, Digital Equipment Corporation, IBM and Northern Telcom Inc. He has served on the boards of Data Switch Corp., HaL Computer Co., and currently Unitech Systems Inc. Mr. Sitkin is an honorary trustee of the Computer Museum, University of Hartford's Ward College of Technology and the Northern Middlesex County (CT) YMCA and an active member of the Society for Information Management
(SIM). Mr. Sitkin graduated from Cornell University in 1952 with a B.S. in Economics.

     Except for Douglas K. Mellinger and Gregory S. Mellinger, who are brothers, there are no family relationships among any of the directors and executive officers of the Company.

                           OWNERSHIP OF COMMON STOCK

     The following table sets forth certain information regarding the beneficial ownership of Common Stock and Common Stock equivalents as of March 19, 1999 by each director and nominee for director, the executive officers named in the Summary Compensation table below, and by all directors and executive officers as a group. Except as set forth below, each of the individuals listed below has sole voting and investment power over such shares and is the owner of less than one percent of the outstanding shares of Common Stock. The business address of each director and executive officer is: c/o PRT Group Inc., 342 Madison Avenue, New York, NY 10173.

Director and Executive Officer Common Stock Ownership

                                                                 SHARES
NAME AND ADDRESS OF                                           BENEFICIALLY      PERCENT
BENEFICIAL OWNER                                                OWNED(1)      OF CLASS(1)
-------------------                                           ------------    -----------
Douglas K. Mellinger(2).....................................   2,080,457         11.4
Gregory S. Mellinger(3).....................................   2,074,164         11.3
Srinivasan Viswanathan(4)...................................     147,047            *
Lowell W. Robinson(5).......................................     103,500            *
Greg Adams(6)...............................................      16,000            *
Esther Dyson(7).............................................      12,500            *
Michael Enthoven(8).........................................       2,500            *
Robert P. Forlenza(9).......................................           0
Craig D. Goldman(10)........................................      49,637            *
Jack L. Rivkin(11)..........................................           0
Isaac Shapiro(12)(13).......................................     254,230          1.4
Irwin J. Sitkin(14)(15).....................................      70,600            *
Directors and executive officers of PRT as a group (twelve
  persons)..................................................   4,810,635         26.3

---------------
  *  less than 1%

 (1) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock subject to options or warrants currently exercisable, or exercisable within 60 days of the date hereof, are deemed outstanding for computing the percentage of the person holding such options or warrants but are not deemed outstanding for computing the percentage of any other person.

 (2) Includes 27,750 shares subject to options currently exercisable or exercisable within 60 days of the date hereof.

 (3) Includes 22,417 shares subject to options currently exercisable or exercisable within 60 days of the date hereof.

 (4) Includes 41,667 shares subject to options currently exercisable or exercisable within 60 days of the date hereof and 16,000 shares purchased with funds lent to Mr. Viswanathan by the Company at prime rate.

 (5) Includes 87,500 shares subject to options currently exercisable or exercisable within 60 days of the date hereof and 16,000 shares purchased with funds lent to Mr. Robinson by the Company at prime rate.

 (6) Includes 9,000 shares subject to options currently exercisable or exercisable within 60 days of the date hereof. Mr. Adams resigned from the Company as of April 1, 1999.

 (7) Includes 10,000 shares subject to options currently exercisable or exercisable within 60 days of the date hereof.

 (8) Mr. Enthoven disclaims beneficial ownership of 16,333 shares of Common Stock held by the Enthoven Foundation, over which Mr. Enthoven exercises no voting or investment power.

 (9) Director Forlenza has waived his right to receive option grants.

(10) Includes 3,500 shares subject to options currently exercisable or exercisable within 60 days of the date hereof.

(11) Director Rivkin has waived his right to receive option grants.

(12) Includes 3,000 shares subject to options currently exercisable or exercisable within 60 days of the date hereof.

(13) Includes 15,230 shares held by Mr. Shapiro's wife; Mr. Shapiro disclaims beneficial ownership of such shares.

(14) Includes 3,000 shares subject to options currently exercisable or exercisable within 60 days of the date hereof.

(15) Includes 5,000 shares held by the Sitkin Family Foundation; Mr. Sitkin disclaims beneficial ownership of such shares.

                  MEETINGS AND CERTAIN COMMITTEES OF THE BOARD

     The Board of Directors held 8 meetings in 1998. Attendance at such meetings averaged approximately 85%. All directors, except for Directors Dyson and Rivkin, attended at least 75% of the meetings of the Board of Directors and Board committees of which they are members. The following sets forth the committees of the Board of Directors.

     Audit Committee. The Audit Committee is responsible for reviewing with PRT's management the financial controls and accounting, audit and reporting activities of the company. The Audit Committee reviews the qualifications of the PRT's independent auditors, makes recommendations to the Board of Directors regarding the selection of independent auditors, reviews the scope, fees and results of any audit and reviews non-audit services provided by the independent auditors. The members of the Audit Committee are Michael Enthoven , Robert P. Forlenza and Isaac Shapiro, all of whom are independent directors. During 1998, the Audit Committee met 2 times.

     Compensation Committee. The Compensation Committee is responsible for the administration of all salary, bonus and incentive compensation plans for the officers and key employees of the Company. The Compensation Committee also administers the Company's Amended and Restated 1996 Stock Option Plan (the "Stock Option Plan"), a copy of which has been filed with the SEC. As of the date hereof, there were 4,302,000 shares of Common Stock reserved for issuance under the Stock Option Plan. The members of the Compensation Committee are Craig
D. Goldman, Jack L. Rivkin and Irwin J. Sitkin, all of whom are independent directors. During 1998, the Compensation Committee met 4 times.

                             DIRECTOR COMPENSATION

     Directors are not entitled to fees for serving on the Board of Directors or committees thereof. All directors, however, are reimbursed for travel expenses incurred in connection with attending board and committee meetings. In addition, under the terms of the Stock Option Plan, directors who are not executive officers of the Company are automatically granted annually options to purchase up to 3,000 shares of Common Stock. Directors Robert Forlenza, and Jack Rivkin have waived their right to such option grants. Director Esther Dyson received a special one-time grant of options to purchase up to 10,000 shares of Common Stock upon joining the board in October 1997.

                             EXECUTIVE COMPENSATION

REPORT OF COMPENSATION COMMITTEE

     The Compensation Committee of the Board of Directors (the "Committee"), which is comprised entirely of non-employee directors, is responsible for the establishment and administration of the compensa-tion programs for PRT's executive officers, including the Chief Executive Officer. The Committee met 4 times in 1998 to address items related to the compensation and benefits of PRT's executive officers.

     The Committee determined that it was in the best interests of the Company to reprice certain options granted to employees and executive officers in order to maintain and motivate existing employees in light of the decline in the Company's share price. The options were repriced at the fair market value for the Company's shares on December 15, 1998.

     The Committee has adopted a compensation philosophy based on the premise that executives should receive competitive compensation determined by reference to both PRT's performance and the individual's contribution to that performance. Compensation plans and programs are intended by the Committee to motivate and reward executives for long-term strategic management and the enhancement of stockholder value, support a performance-oriented environment that rewards achievement of internal business goals, and attract and retain executives whose abilities are critical to the long-term success and competitiveness of PRT.

     Section 162(m) of the Internal Revenue Code generally limits the deductibility of compensation to the Chief Executive Officer and the four other most highly compensated officers in excess of $1 million per year, provided, however, that certain "performance-based" compensation may be excluded from such $1 million limitation. While none of the Chief Executive Officer or the four other most highly compensated officers of the Company earned in excess of $1 million in fiscal year 1998, the Committee intends to structure future annual cash bonus awards and stock option grants under the Stock Option Plan in a manner designed to make such awards "performance-based" compensation to the extent practicable.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee is composed of Craig D. Goldman, Jack L. Rivkin and Irwin J. Sitkin, none of whom are employees or current or former officers of PRT.

PERFORMANCE GRAPH

     The following graph compares the cumulative total stockholder return on Common Stock, including reinvestment of dividends, for the last five fiscal years with the cumulative total return of the Nasdaq Composite Stock Index assuming an investment of $100 on January 1, 1998.

     THE FOLLOWING GRAPH IS PRESENTED IN ACCORDANCE WITH SECURITIES AND EXCHANGE COMMISSION REQUIREMENTS. STOCKHOLDERS ARE CAUTIONED AGAINST DRAWING ANY CONCLUSIONS FROM THE DATA CONTAINED THEREIN, AS PAST RESULTS ARE NOT NECESSARILY INDICATIVE OF FUTURE PERFORMANCE. THIS GRAPH IN NO WAY REFLECTS PRT's FORECAST OF FUTURE FINANCIAL PERFORMANCE.

COMPARISON OF CUMULATIVE TOTAL RETURN SINCE PUBLICLY TRADED

                        DIVIDEND REINVESTED TOTAL RETURN

DAILY DATA: 11/20/97 THROUGH 12/31/98

                                [CHART TO COME]

                PRT GROUP INC COM
------------
- - - - - -     Russell 2000 Index
--- - --- -
-               Peer Group Index: (CBSI, CHRZ, IMRS, ITIG, MAST, WHIT)

 NOTE: Based on $1 initial investment

--------------------------------------------------------------------------------------------------------------
 COMPANY/INDEX NAME                      NOVEMBER 20, 1997                            DECEMBER 31, 1988
--------------------------------------------------------------------------------------------------------------
 PRT Group                                       $1                                         $0.23
 Russell 2000 Index                              $1                                         $0.97
 Peer Group Index                                $1                                         $1.36

     Notwithstanding anything to the contrary set forth in any of PRT's filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that might incorporate future filings by reference, including this Proxy Statement, in whole or in part, the foregoing Report of the Compensation Committee and Performance Graph shall not be incorporated by reference into any such filings.

SUMMARY COMPENSATION TABLE

     The following Summary Compensation Table sets forth information with respect to the compensation of the Chief Executive Officer and each of the four other most highly compensated executive officers of PRT for services rendered during 1997 and 1998.

                                               ANNUAL COMPENSATION
                                      -------------------------------------   NUMBER OF
                                                                  OTHER       SECURITIES
                                                                  ANNUAL      UNDERLYING    ALL OTHER
                                                               COMPENSATION    OPTIONS     COMPENSATION
NAME AND PRINCIPAL POSITION    YEAR   SALARY($)    BONUS($)        ($)           (#)          ($)(2)
---------------------------    ----   ----------   ---------   ------------   ----------   ------------
Douglas K. Mellinger.........  1998      238,748                                32,000         2,000
  Chief Executive Officer      1997      192,000          --      26,766(1)      2,000         1,520
Gregory S. Mellinger.........  1998      189,672                                22,000         2,000
  President, PSG               1997      156,000          --      13,923(1)      2,000         1,520
Srinivasan Viswanathan.......  1998      160,267                  52,800(3)     35,000         2,000
  President, PRT Bdos          1997      129,000          --      45,300(3)     15,000         1,520
Lowell Robinson..............  1998      200,000                   7,671(4)    195,000         2,000
  CFO & EVP GBS                1997       21,263                       0        87,500        34,650(5)
Greg D. Adams(7).............  1998      133,750      25,000      56,231(6)     31,000         2,000
  SVP Finance                  1997      114,855          --       4,929(1)      6,000           413

---------------
(1) The amount includes a car allowance provided by PRT.

(2) Represents employer matching contributions to the 401(k) Savings Retirement Plan.

(3) The amount shown in this column includes the value of the use of a furnished home, food allowance and a car allowance each provided by PRT.

(4) The amount shown in this column includes a car allowance and contributions made to personal life insurance policies, each provided by PRT.

(5) Includes payments made to Mr. Robinson as a consultant to the company prior to his employment with PRT.

(6) The amount shown in the column includes 7,000 options exercised by Mr.
    Adams.

(7) Mr. Adams resigned from the Company as of April 1, 1999.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information concerning the grant of stock options to each of the named executive officers during the last fiscal year.

                                   INDIVIDUAL GRANTS
---------------------------------------------------------------------------------------    POTENTIAL REALIZABLE
                                                  % OF TOTAL                              VALUE AT ASSUMED ANNUAL
                                   NUMBER OF       OPTIONS                                 RATES OF STOCK PRICE
                                  SECURITIES      GRANTED TO   EXERCISE OR                APPLICATION FOR OPTION
                                  UNDERLYING      EMPLOYEES       BASE                             TERM
                                OPTIONS/GRANTED   IN FISCAL       PRICE      EXPIRATION   -----------------------
NAME                                  (#)            YEAR        ($/SH)         DATE        5%($)        10%($)
----                            ---------------   ----------   -----------   ----------   ----------   ----------
Douglas K. Mellinger..........       32,000(1)        0.2          2.75         2008         48,896      120,642
Gregory S. Mellinger..........       22,000(2)        0.2          2.75         2008         33,526       82,677
Srinivasan Viswanathan........       35,000(3)        1.3          2.75         2008         51,636      126,538
Lowell Robinson...............      195,000(4)                     2.75         2008        290,081      711,813
Greg D. Adams.................       31,000(5)                     2.75         2008         32,582       80,722

---------------
(1) Includes 2,000 shares which vest in three equal parts when the Company's shares reach $10, $15, and $20 per share respectively or after 7 years; and 30,000 shares which vest in three equal parts when the Company's shares reach $10, $15, and $20 per share respectively or after 7 years. 2,000 of the options were re-priced from $8 per share to $2.75 per share. 30,000 of the options were re-priced from $13 per share to $2.75 per share.

(2) Includes 2,000 shares which vest in three equal parts when the Company's shares reach $10, $15, and $20 per share respectively or after 7 years; and 20,000 shares which vest in three equal parts when the Company's shares reach $10, $15, and $20 per share respectively or after 7 years. 2,000 of the options were re-priced from $8 per share to $2.75 per share. 20,000 of the options were re-priced from $13 per share to $2.75 per share.

(3) Includes 2,000 shares which vest in three equal parts when the Company's shares reach $10, $15, and $20 per share respectively or after 7 years; and 20,000 shares which vest in three equal parts when the Company's shares reach $10, $15, and $20 per share respectively or after 7 years. 2,000 of the options were re-priced from $8 per share to $2.75 per share. 20,000 of the options were re-priced from $13 per share to $2.75 per share.

(4) Includes 20,000 shares which vest in three equal parts when the Company's shares reach $10, $15, and $20 per share respectively or after 7 years. 195,000 of the options were re-priced from $13 per share to $2.75 per share.

(5) Mr. Adams resigned from the Company as of April 1, 1999.

AGGREGATE OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information concerning the exercise of stock options during the last fiscal year by each of the named executive officers and year-end values of unexercised options.

                           NUMBER OF                           NUMBER OF SHARES              VALUE OF UNEXERCISED
                            SHARES         VALUE        UNDERLYING UNEXERCISED OPTIONS      IN-THE-MONEY OPTIONS AT
                          ACQUIRED ON   REALIZED(1)         AT FISCAL YEAR END(#)            FISCAL YEAR-END($)(1)
NAME                      EXERCISE(#)       ($)           EXERCISABLE/UNEXERCISABLE        EXERCISABLE/UNEXERCISABLE
----                      -----------   -----------   ----------------------------------   -------------------------
Douglas K. Mellinger....         0             0                 27,750/18,000                     5,167/2,833
Gregory S. Mellinger....         0             0                 22,417/13,333                     3,833/1,667
Srinivasan
  Viswanathan...........         0             0                 41,667/13,333                     4,583/1,667
Lowell Robinson.........         0             0                175,000/20,000                    43,750/5,000
Greg D. Adams...........     7,000        20,104                  9,000/22,000                     1,750/5,250

---------------
(1) Based on the difference between the exercise price of the options and the fair-market value of the Common Stock on December 31, 1998 ($3.00)

                         TEN YEAR OPTION/SAR REPRICINGS

                                                                                                   LENGTH OF ORIGINAL
                                                                         NEW EXERCISE                 OPTION TERM
                                        NUMBER OF     MARKET PRICE OF      PRICE AT                   REMAINING AT
                                        SECURITIES    STOCK AT TIME OF     TIME OF        NEW           DATE OF
                                        UNDERLYING      REPRICING OR     REPRICING OR   EXERCISE      REPRICING OR
                                       OPTIONS/SARS      AMENDMENT        AMENDMENT      PRICE         AMENDMENT
NAME                          DATE         (#)              ($)              ($)          ($)           (YEARS)
----                        --------   ------------   ----------------   ------------   --------   ------------------
Douglas K. Mellinger......  12/15/98      30,000            2.75              13         12.75            2.83
                            12/15/98       2,000            2.75               8          2.75               0
Gregory S. Mellinger......  12/15/98      20,000            2.75              13          2.75            2.83
                            12/15/98       2,000            2.75               8          2.75               0
Srinivasan Viswanathan....  12/15/98      20,000            2.75              13          2.75            2.83
                            12/15/98       2,000            2.75               8          2.75               0
Lowell W. Robinson........  12/15/98     175,000            2.75              13          2.75               0
                            12/15/98      20,000            2.75              13          2.75            2.83
Greg D. Adams.............  12/15/98       4,000            2.75              13          2.75            2.83
                            12/15/98       7,000            2.75              12          2.75               0
                            12/15/98      10,000            2.75               8          2.75               0

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE-IN-CONTROL
ARRANGEMENTS

     PRT entered into employment agreements with each of Douglas K. Mellinger and Gregory S. Mellinger, and PRT Barbados has entered into an employment agreement with Srinivasan Viswanathan. The above employment agreements are each for a four-year term commencing on October 1, 1996 for Messrs. Douglas

Mellinger and Gregory Mellinger, April 1, 1996 and for Mr. Viswanathan, and are automatically renewed for successive one-year periods unless advance notice of termination is given by either party.

     Under their respective Employment Agreements, Mr. Douglas K. Mellinger will serve as Chief Executive Officer, earning a base salary of $192,000; Mr. Gregory
S. Mellinger will serve as Chief Operating Officer, earning a base salary of $156,000, and Mr. Viswanathan will serve as President of PRT's Solutions Business and PRT Barbados, earning a base salary of $129,000 (Mr. Viswanathan's Employment Agreement provides for a salary of $100,000 on an after-tax basis), in each case with future raises and other compensation to be determined by the Board of Director's Compensation Committee. In February 1999 the Company announced that Gregory S. Mellinger will serve as President of the Professional Services Group and no longer serve as Chief Operating Officer. If an Executive's employment is terminated, other than for Cause (as defined in the Employment Agreements) within 42 months of the effective date of the Employment Agreements, the Executive will be entitled to receive continuation of base salary for the shorter of two years or the remainder of the term. If such termination occurs at any time after the 42nd month of the term, the Executive will be entitled to receive continuation of base salary for the shorter of six months or the remainder of the term. In either event, all benefits that are tied to vesting will vest upon termination of employment without Cause. If the Executive's employment is terminated by reason of disability during the term, he will continue to receive base salary for one year.

     In addition, pursuant to Mr. Viswanathan's Employment Agreement, PRT Barbados will make available to him a furnished home, will pay certain costs relating to the maintenance and upkeep of his home, and will provide him with a food allowance.

     PRT entered into employment an agreement with Lowell W. Robinson for a four year term commencing November 24, 1997 and is automatically renewed for successive one-year periods unless advance notice of termination is given by either party. Under the terms of the agreement Mr. Robinson will serve as Chief Financial Officer and Executive Vice President of Global Business Services, earning a base salary of $200,000. If Mr. Robinson's employment is terminated for other than cause, Mr. Robinson shall be entitled to receive one year's salary and health benefits. If such termination occurs during the third or fourth year, Mr. Robinson will receive eighteen months salary and health benefits. In the event of a change of control of PRT Mr. Robinson will be entitled to receive twenty-four months base pay, target bonus and continued benefits.

     Under the terms of the above employment agreements, the executives will participate in a performance-based incentive compensation program developed by the Board of Directors Compensation Committee, with performance goals based on, among other factors, the financial growth of PRT, and on a basis no less favorable than the program provides for other executives. The Executives will also be eligible to receive stock options pursuant to compensation programs, and will be entitled to the use of an automobile and reimbursement for business expenses. The Employment Agreements also provide for the Executives' participation in the Company's employee benefit plans and arrangements that are generally offered to other employees.

CERTAIN TRANSACTIONS

     (a) During the year ended December 31, 1998, the Company:

          (i) paid a one time settlement and release fee of $200,000 to Forum Computing Services, a corporation owned 57% by Jerome Mellinger and 43% by Allan Stern, holder of approximately 4% of PRT's Common Stock (including shares held by the Stern family) in consideration of a full release from all future fees due Forum Computing Services under its Agreement with the Company. In addition, PRT had paid finders fees of approximately $122,000 to Forum Computing Services prior to obtaining the above release from all future fees;

          (ii) employed Barbara Mellinger as a financial advisor to the Company; the aggregate amount paid by the Company for such services was approximately $16,300, including benefits. Barbara Mellinger is the mother of Douglas K. Mellinger and Gregory S. Mellinger;

          (iii) purchased a database of software engineering names and resumes from BJ Equities for approximately $300,000. The Company was paying a licensing fee of $60,000 annually to access the database. BJ Equities is a partnership wholly-owned by the parents of Douglas K. Mellinger and Gregory S. Mellinger;

          (iv) paid an aggregate of approximately $412,000 to Erickson Travel, Inc., a corporation wholly owned by Vereena and Robert Erickson, father-and mother in-law of Gregory Mellinger, for travel related services (including airfare, hotel accommodations and auto rentals) provided to the Company; and,

     (b) Mr. Isaac Shapiro is a partner of the law firm of Skadden, Arps, Slate, Meagher & Flom LLP ("Skadden, Arps"). PRT retained Skadden, Arps to provide various legal services to the Company during 1998; the amount paid to Skadden, Arps for such services did not exceed 5% of Skadden, Arps gross revenues for fiscal year 1998.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     PRT's directors and executive officers are required under the Exchange Act to file with the Securities and Exchange Commission (the "SEC") and the Nasdaq National Market reports of ownership and changes in ownership in their holdings of Common Stock. Copies of these reports must also be furnished to PRT. Based on an examination of these reports and on written representations provided to PRT, the following Form 4 reports had not been timely filed for : Douglas K. Mellinger, Gregory S. Mellinger, Srinivasan Viswanathan, Lowell Robinson, Craig Goldman, Michael Enthoven, Esther Dyson, Irwin Sitkin and Isaac Shapiro.

                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors, upon the recommendation of the Audit Committee, has appointed Ernst & Young LLP as PRT's independent public accountants for the year ending December 31, 1999. Although not required to do so, the Board of Directors is submitting the appointment of that firm for ratification at the Annual Meeting. Ernst & Young LLP has been PRT's auditors since July, 1997. If the appointment is not approved, the Board of Directors will reconsider its appointment. A representative of Ernst & Young LLP is expected to be present at the Annual Meeting, will be available to respond to questions and will have the opportunity to make a statement, should he or she so desire.

     The Company engaged Ernst & Young LLP as its independent auditor in July 1997 to replace KPMG Peat Marwick LLP ("KPMG") as the Company's independent auditor to avoid a potential lack of independence resulting from a KPMG employee's ownership interest in PRT and family relation with certain PRT stockholders. During the period between the date KPMG was engaged and the date on which KPMG resigned, there was no: (i) disagreement between the Company and KPMG on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure or (ii) adverse opinions or a disclaimer of opinion, or qualification or modification as to uncertainty, audit scope or accounting principles in connection with its report on the Company's financial statements.

                  THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
          THE RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS
                    INDEPENDENT PUBLIC ACCOUNTANTS FOR 1999.

                 STOCKHOLDER PROPOSALS FOR 2000 ANNUAL MEETING

     Under the rules of the SEC, the date by which proposals of stockholders intended to be presented at the 2000 Annual Meeting of Stockholders must be received by PRT for inclusion in its Proxy Statement and form of proxy relating to that meeting is January 6, 2000. Proposals may be mailed to PRT Group Inc., Secretary, 342 Madison Avenue, 11th Floor, New York, New York 10173.

     PRT's By-laws provide for certain procedures which a stockholder must follow to nominate persons for election as directors or to introduce an item of business at an annual meeting of stockholders. Generally, these procedures provide that stockholders desiring to make nominations for directors and/or bring a proper subject of business before the meeting must do so by a written notice timely received (not less than 60 days nor more than 90 days before the prior to the anniversary date of the immediately preceding annual meeting of stockholders) by the Secretary of PRT including the name and address of the stockholder and of any other stockholders known by such stockholder to be in favor of the proposal. If the notice relates to a nomination for director, it must also set forth the name, age, principal occupation and business and residence address of any nominee(s), the number of shares of Common Stock beneficially owned by the nominee(s), and such other information regarding each nominee as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the SEC (including the written consent of each nominee). Notice of an item of business shall include a description of the proposed business and the reason for conducting the proposed business at the annual meeting. Any stockholder proposal or nomination determined by the presiding officer of the annual meeting to not have been made in accordance with the foregoing requirements shall not be acted upon at the meeting. Copies of PRT's Bylaws are available from the Secretary of PRT.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors knows of no matters which will be presented for consideration at the Annual Meeting other than the proposals set forth in this Proxy Statement. However, if any other matter calling for a vote of stockholders is properly presented at the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote in accordance with their best judgment on such matters.

     A COPY OF PRT's ANNUAL REPORT ON FORM 10-K (WITHOUT EXHIBITS) AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE SENT TO ANY STOCKHOLDER WITHOUT CHARGE UPON WRITTEN REQUEST TO PRT GROUP INC., 342 MADISON AVENUE, 11TH FLOOR, NEW YORK, NEW YORK 10173, ATTENTION: GREGORY S. MELLINGER, CORPORATE SECRETARY. THE ANNUAL REPORT ON FORM 10-K IS ALSO AVAILABLE ELECTRONICALLY ON PRT's INTERNET WEB SITE AT HTTP://WWW.PRT.COM.
                                          By order of the Board of Directors,
                                          /s/ Gregory S. Mellinger

                                          Gregory S. Mellinger
                                          Secretary

March 19, 1999

                         PROXY/VOTING INSTRUCTION CARD

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF PRT GROUP INC. FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 3, 1999.

     The undersigned hereby authorizes                ,                and
               , and each or any of them with power to appoint his substitute, to vote as Proxy for the undersigned at the Annual Meeting of Stockholders to be held at The Roosevelt Hotel, Madison Avenue at 45th Street, York Suite, 2nd Floor, New York, New York 10017 on May 3, 1999 at 9:00 AM, or any adjournment or postponement thereof, the number of shares which the undersigned would be entitled to vote if personally present. The proxies shall vote subject to the directions indicated on the reverse side of this card and proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting and any adjournments or postponements thereof. The proxies will vote as the Board of Directors recommends where the undersigned does not specify a choice.

                                          PRT GROUP INC.
                                          P.O. BOX
                                          NEW YORK, N.Y.

                             DETACH PROXY CARD HERE

             CAUTION! PLEASE DO NOT FOLD, STAPLE, OR TEAR THIS CARD

1.   Election of Directors

     The Board of Directors recommends a vote "FOR" the nominees listed below:
(Nominees: Gregory S. Mellinger, Esther Dyson and Michael Enthoven)

         FOR               WITHHELD         EXCEPTIONS*

         [ ]               [ ]              [ ]


*  Exceptions: _________________________________________________

TO VOTE YOUR SHARES FOR ALL DIRECTOR NOMINEES MARK THE "FOR" BOX ON ITEM 1. TO WITHHOLD YOUR VOTES FOR ALL NOMINEES, MARK THE "WITHHELD" BOX. IF YOU DO NOT WISH YOUR SHARES VOTED FOR A PARTICULAR NOMINEE, MARK THE "EXCEPTIONS" BOX AND ENTER THE NAME(S) OF THE EXCEPTION(S) IN THE SPACE PROVIDED. SUCH A MARK WILL BE DEEMED A VOTE "FOR" A NOMINEE OTHER THAN THESE LISTED AS EXCEPTIONS.

2.   Ratification of the appointment of accountants.

     The Board of Directors recommends a vote "FOR" the ratification of accountants.

         FOR               AGAINST          ABSTAIN

         [ ]               [ ]              [ ]


3. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.


Check here if you:

-plan to attend the Annual Meeting                                           [ ]

-want to stop receiving more than one Annual Report at this address          [ ]

-have a change of address on this card (indicate address change below)       [ ]


Please sign name exactly as it appears on this card. Joint owners should each sign. Attorneys, trustees, executors, administrators, custodians, guardians or corporate officers should give full title.

Date_____________, 1999


____________________________
         Signature


____________________________
         Signature

SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

VOTES MUST BE INDICATED (X) IN BLACK OR BLUE INK.     [ ]